AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 10th day of August, 2009

AMONG:

MIDAS MEDICI GROUP HOLDINGS, INC., a corporation formed pursuant to the laws of the State of Delaware and having an office for business located at 445 Park Avenue, New York, NY 10022

(“Midas”)

AND:

UTILIPOINT ACQUISITION CO., a corporation formed pursuant to the laws of the State of New Mexico and a wholly owned subsidiary of Midas

(the "Acquirer")

AND:

UTILIPOINT INTERNATIONAL, INC., a corporation formed pursuant to the laws of the State of New Mexico and having an office for business located at 6000 Upton Blvd., Suite 314, Albuquerque, NM 87110

("Utilipoint")

WHEREAS:

A.              The Utilipoint shareholders own an aggregate of  20,688 Utilipoint shares of common stock, 21,253 shares of Utilipoint series A preferred stock and no shares of Utilipoint series B preferred stock (the “Utilipoint Shares”), which Utilipoint Shares constitute 100% of the issued and outstanding Utilipoint Shares.  In addition, Utilipoint has issued an aggregate of 5,400 options to purchase additional shares of Utilipoint common stock;

B.              Midas is a reporting company under the Securities Exchange Act of 1934, as amended;

C.              The respective Boards of Directors of Midas, Utilipoint and the Acquirer deem it advisable and in the best interests of Midas, Utilipoint and the Acquirer that the Acquirer merge with and into Utilipoint (the "Merger") pursuant to this Agreement, the Certificates of Merger, and the applicable provisions of the laws of the State of Delaware; and

D.      All capitalized terms not otherwise defined shall have the definitions set forth in Article 1 hereof.

           NOW THEREFORE, WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)
“Acquisition Shares” means the 1,348,516 Midas Common Shares, which shares are to be issued and delivered to the Utilipoint Shareholders at Closing pursuant to the terms of the Merger in accordance with Schedule 1.1(a), annexed hereto;

(b)	“Acquisition Options” means options to purchase shares of Midas Common Stock, issued pursuant to the Midas 2009 Incentive Stock Option Plan or otherwise, as set forth on Schedule 1.1(b);

(c)	“Agreement” means this Agreement and Plan of Merger by and among Midas, the Acquirer, and Utilipoint;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(f)	“Commission” means the Securities and Exchange Commission;

(g)
 “Effective Time” means the earlier to occur of the date of (i) the Closing set forth in the Certificate of Merger and (ii) the filing of the appropriate Certificates of Merger in the form required by the State of New Mexico provided that the Merger shall become effective as provided in the NMBCA;

(h)	“Midas Business” means all aspects of any business conducted by Midas and its subsidiaries;

(i)	“Midas Common Shares” means the shares of common stock, par value $0.001, of Midas;

(j)
“Midas Financial Statements” means, collectively, the audited financial statements of Midas from inception through December 31, 2008, and the unaudited financial statements of Midas for the period ended June 30, 2009;

(k)	“Merger” means the merger, at the Effective Time, of Utilipoint and the Acquirer pursuant to this Agreement;

(l)	“NMBCA” means the New Mexico Business Corporation Act;

(m)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Midas and Utilipoint may mutually agree upon;

(n)
“PPM” means the private placement memorandum of Midas (including all exhibits and supplements thereto), to be distributed to the Utilipoint shareholders in connection with the closing of this Agreement;

(o)	“Securities Act” means the Securities Act of 1933, as amended;

(p)
“SEC Reports” means all forms, reports and documents filed and required to be filed by Midas with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) through the date hereof;

(q)	“Surviving Company” means Utilipoint following the Merger;

(r)	“Utilipoint Accounts Receivable” means all accounts receivable and other amounts owing to Utilipoint;

(s)
“Utilipoint Assets” means all the property and assets of the Utilipoint Business of every kind and description wherever situated including, without limitation, Utilipoint  Inventory, Utilipoint Material Contracts, Utilipoint Accounts Receivable, Utilipoint Cash, Utilipoint Intangible Assets and Utilipoint Goodwill, and all credit cards, charge cards and banking cards issued to Utilipoint;

(t)	“Utilipoint Business” means all aspects of the business currently conducted by Utilipoint and its subsidiaries;

(u)	“Utilipoint Cash” means all cash on hand or on deposit to the credit of Utilipoint on the Closing Date;

(v)
“Utilipoint Financial Statements” means collectively, the audited financial statements of  Utilipoint for the fiscal years ended December 31, 2007 and 2008,  and the unaudited financial statements for Utilipoint for the period ended June 30, 2009, which shall be delivered at Closing, all of which will be prepared in accordance with United States generally accepted accounting principles and the requirements of Regulation S-X as promulgated by the Commission;

(w)
“Utilipoint Goodwill” means the goodwill of the Utilipoint Business together with the exclusive right of Utilipoint to represent itself as carrying on the Utilipoint Business in succession of subject to the terms hereof, and the right to use any words indicating that the Utilipoint Business is so carried on including the right to use the name "Utilipoint” or any variation thereof as part of the name of or in connection with the Utilipoint Business or any part thereof carried on or to be carried on by Utilipoint, the right to all corporate, operating and trade names associated with the Utilipoint Business, or any variations of such names as part of or in connection with the Utilipoint Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Utilipoint Business, all necessary licenses and authorizations and any other rights used in connection with the Utilipoint Business;

(x)
“Utilipoint Intangible Assets” means all of the intangible assets of Utilipoint, including, without limitation, Utilipoint Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Utilipoint;

(y)	“Utilipoint Inventory” means all inventory and supplies of the Utilipoint Business as of June 30, 2009 as increased or decreased in the ordinary course of business;

(z)	“Utilipoint Options” means options to purchase shares of Utilipoint common stock, issued pursuant to the Utilipoint 2009 Stock Option Plan or otherwise;

(aa)
“Utilipoint Material Contracts” means the burden and benefit of and the right, title and interest of Utilipoint in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Utilipoint is entitled in connection with the Utilipoint Business under which Utilipoint  is obligated to pay or entitled to receive the sum of Five Thousand Dollars ($5,000) or more annually including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice; and

(bb)	“Utilipoint Shares” means all of the issued and outstanding capital stock of Utilipoint;

(cc)	“Utilipoint Shareholders” means all of the holders of the issued and outstanding Utilipoint Shares;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2              The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section References and Schedules

1.3              Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a “Schedule” by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, the Acquirer shall be merged with and into Utilipoint pursuant to this Agreement and the separate corporate existence of the Acquirer shall cease and Utilipoint, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefore by the NMBCA.  Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to Utilipoint or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of Midas and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of Utilipoint and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of Utilipoint and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of Utilipoint or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Articles of Incorporation; Bylaws; Directors and Officers

2.3              The Articles of Incorporation of Utilipoint from and after the Closing shall be the Articles of Incorporation of the Surviving Company as in effect immediately prior to the Closing until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the NMBCA. The Bylaws of Utilipoint from and after the Closing shall be the Bylaws of the Surviving Company as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Articles of Incorporation of the Surviving Company and as provided by the NMBCA. The directors and officers of Utilipoint immediately prior to the Closing shall be the directors and officers of the Surviving Company.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer or Utilipoint, the shares of capital stock of each of Utilipoint and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company, all of which shall be owned by Midas.

(b)
Conversion of Utilipoint Shares. As agreed between Midas, Acquirer and Utilipoint, the net equity value of Utilipoint is $6,977,417.  As further agreed between Midas, Acquirer and Utilipoint, each share of Midas Common Stock is deemed to be valued at $4.75 per share. As a result of the foregoing, an aggregate of  1,348,516 Acquisition Shares shall be issued in exchange for the 42,191 Utilipoint Shares, equaling an exchange ratio of 32 to one (the “Exchange Ratio”). Each Utilipoint Share that is issued and outstanding at the Effective Time, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 32 Acquisition Shares for each Utilipoint Share. All such Utilipoint Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

(c)
Conversion of Utilipoint Options.  Each Utilipoint Option that is issued and outstanding at the Effective Time, shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 32 Acquisition Options for each outstanding Utilipoint Option. The exercise price of such Acquisition Options shall likewise be derived by dividing the exercise price by the Exchange Ratio.  All such Utilipoint Options, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such options shall cease to have any rights with respect thereto, except the right to receive the Acquisition Options paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF MIDAS AND THE ACQUIRER

Representations and Warranties

3.1              Midas and the Acquirer jointly and severally represent and warrant in all material respects to Utilipoint and the Utilipoint Shareholders, with the intent that Utilipoint and the Utilipoint Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Midas - Corporate Status and Capacity

(a)
Incorporation. Midas is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and is in good standing with the office of the Secretary of State for the State of Delaware.

(b)
Carrying on Business. Midas and its subsidiaries do not carry on any material business activity in any jurisdiction. The nature of the Midas Business does not require Midas and its subsidiaries to register or otherwise be qualified to carry on business in any jurisdiction other than the state of its  organization, where Midas and its subsidiaries are each dully qualified and authorized to do business;

(c)	Corporate Capacity. Midas has the corporate power, capacity and authority to own its assets and to enter into and complete this Agreement. None of Midas’s subsidiaries have any assets or liabilities.

(d)
Reporting Status; Listing. Midas is required to file current reports with the Commission pursuant to Section 12(g) of the Exchange Act.  The Midas Common Shares are not eligible for quotation or listing on any exchange.  None of Midas’s subsidiaries has common stock that is registered under Section 12(g) of the Exchange Act and none of Midas’s subsidiaries is required to file current reports with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

(e)
SEC Reports. Midas has filed all required SEC Reports with the Commission under the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

Acquirer - Corporate Status and Capacity

(f)
Incorporation. The Acquirer is a corporation duly incorporated and validly existing under the laws of the State of New Mexico, and is in good standing with the office of the Secretary of State for the State of Mexico;

(g)	Carrying on Business. Other than corporate formation and organization, the Acquirer has not carried on business activities to date;

(h)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Midas - Capitalization

(i)
Authorized Capital. The authorized capital of Midas consists of 40,000,000 shares of common stock, $0.001 par value, of which 880,000 Midas Common Shares are presently issued and outstanding, and 10,000,000 shares of “blank check” preferred stock $.001 par value, none of which are issued or outstanding.

(j)
No Option, etc. Except as set forth in Schedule 3.1 (j), no person, firm or corporation has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the acquisition of any common or preferred shares of Midas or for the purchase, subscription or issuance of any of the unissued shares in the capital of Midas;

Acquirer - Capitalization

(k)
Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, of which 100 shares of common stock are presently issued and outstanding and which are owned by Midas;

(l)
No Option, etc. Except as provided in or contemplated by, or set forth in this Agreement, the SEC Reports or the PPM , no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

Midas - Records and Financial Statements

(m)
Charter Documents. The charter documents of Midas, as amended to date and as of the Closing, and the Acquirer are as set forth as exhibits to the officers certificate to be delivered at Closing pursuant to Section 9.3 hereof.  Midas and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws;

(n)
Midas Financial Statements. The Midas Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Midas, including the assets and liabilities, if any of Midas’s subsidiaries, as of the respective dates thereof, and the results of operations and changes in financial position of Midas during the period covered thereby, in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated;

(o)
Midas Accounts Payable and Liabilities. There are no liabilities, contingent or otherwise, of Midas or its subsidiaries, which are not reflected in the Midas Financial Statements except which were incurred in the ordinary course of business since the date of the Midas  Financial Statements, all of which will be satisfied prior to Closing, and neither Midas nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation;

(p)	Midas Accounts Receivable. There are no accounts receivable of Midas or any of Midas’s subsidiaries;

(q)
No Debt. Neither Midas nor its subsidiaries, are, on the date hereof and on Closing, materially indebted to any, person or entity or other third party, including any affiliate, director or officer of Midas;

(r)
No Related Party Debt to Midas . No director or officer or affiliate of Midas or its subsidiaries, is now indebted to or under any financial obligation to Midas or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding Five Thousand Dollars ($5,000) in total;

(s)	No Dividends. No dividends or other distributions on any shares in the capital of Midas have been made, declared or authorized since the date of the Midas Financial Statements;

(t)
No Payments. Except as disclosed in the Midas Financial Statements, no payments of any kind have been made or authorized since the date of the Midas Financial Statements to or on behalf of officers, directors, shareholders or employees of Midas or its subsidiaries or under any management agreements with Midas or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(u)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Midas or its subsidiaries;

(v)	No Adverse Events. Since June 30, 2009, except as disclosed pursuant to the filing of a Report on Form 8-K,

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition (financial or otherwise) of Midas, its subsidiaries, its assets or liabilities or any damage, loss or other change in circumstances materially affecting Midas, the Midas  Business or Midas’s right to carry on the Midas Business, other than non-material changes in the ordinary course of business or as contemplated pursuant to this Agreement,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Midas, its subsidiaries, or the Midas Business,

(iii)
there has not been any material increase in the compensation payable or to become payable by Midas to any of Midas’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Midas Business has been and continues to be carried on in the ordinary course,

(v)	Midas has not waived or surrendered any right of material value,

(vi)	Midas has not discharged, satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business
.

Midas  - Income Tax Matters

(w)
Tax Returns. As of the Closing Date, all tax returns of Midas and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Midas and its subsidiaries, or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid and no amounts are owed to any taxing authority as of the Closing Date. Without limiting the generality of the foregoing, Midas hereby represents that no amounts are owed to any taxing authorities by Midas and/or its subsidiaries, for the period commencing on the formation (incorporation) of Midas though the Closing Date;

(x)
Current Taxes. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Midas or its subsidiaries.  There are no contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns for Midas or its subsidiaries;

Midas  - Applicable Laws and Legal Matters

(y)
Licenses. Midas and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Midas Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Midas  Business;

(z)
Applicable Laws. Neither Midas nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which is subject or which apply to it the violation of which would have a material adverse effect on the Midas Business, and to Midas’s knowledge, Midas is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Midas Business;

(aa)
Pending or Threatened Litigation. There is no litigation or administrative or governmental proceeding pending or threatened against or relating to Midas, its subsidiaries, or the Midas Business nor does Midas have any knowledge of any act or omission of Midas or its subsidiaries that would form any material basis for any such action or proceeding;

(bb)
No Bankruptcy. Neither Midas nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Midas or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Midas or its subsidiaries;

(cc)
Labor Matters.  Neither Midas nor its subsidiaries is a party to any collective agreement relating to the Midas Business with any labor union or other association of employees and no part of the Midas Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Midas, has made any attempt in that regard;

(dd)
Finder's Fees. Unless otherwise disclosed, neither Midas nor its subsidiaries is a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ee)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Midas and the Acquirer;

(ff)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Midas or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Midas or its subsidiaries are a party,

(ii)	give any person any right to terminate or cancel any agreement or any right or rights enjoyed by Midas or its subsidiaries,

(iii)	result in any alteration of Midas’s or its subsidiaries’ obligations under any agreement to which Midas or its subsidiaries are a party,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of Midas,

(v)	result in the imposition of any tax liability to Midas or its subsidiaries relating to the assets of Midas, or

(vi)	violate any court order or decree to which Midas or its subsidiaries are subject;

The Midas Business

(gg)
Maintenance of Business. Since the date of the Midas Financial Statements, Midas and its subsidiaries have not entered into any material agreement or commitment except as set forth in this Agreement and the PPM;

(hh)
Subsidiaries. Except for the Acquirer, Midas does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.  References in this Agreement to any subsidiaries of Midas shall include the Acquirer and any other subsidiary that Midas may have but has not disclosed in this Agreement;

Midas  - Acquisition Shares

(ii)
Acquisition Shares. The Acquisition Shares when delivered to the holders of Utilipoint Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and shall be transferable upon the books of Midas, in all cases subject to the provisions and restrictions of all applicable securities laws but otherwise free and clear of any and all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, transfer restrictions, mortgages, indentures, claims, liens, equities, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise; and

(jj)
Securities Law Compliance.  Except as set forth in the SEC Reports, Midas has not issued any shares of its common stock and/or securities convertible into or exercisable for shares of common stock.  Neither Midas nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Midas under circumstances which would require the integration of such offering with the offering of the Acquisition Shares issued to the Utilipoint Shareholders) which subject the issuance or sale of such shares to the Utilipoint Shareholders to the registration requirements of Section 5 of the Securities Act.

Non-Merger and Survival

3.2              The representations and warranties of Midas and the Acquirer contained herein are true and correct as of the date of this Agreement and will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by the Utilipoint Shareholders, the representations and warranties of Midas shall survive the Closing for a period of one (1) year.

Indemnity

3.3              Midas shall indemnify and save harmless Utilipoint and the Utilipoint Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim, resulting from the breach by Midas of any representation, covenant or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Midas and/or the Acquirer to Utilipoint hereunder.

ARTICLE 4
COVENANTS OF MIDAS

Covenants

4.1              Midas covenants and agrees with Utilipoint that Midas will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Access. Until the Closing, give the Utilipoint Shareholders and their representatives full access to all of the properties, books, contracts, commitments and records of Midas, and furnish to the Utilipoint Shareholders and their representatives all such information as they may reasonably request;

(c)	Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger;

(d)	Public Information. Make and keep public information available, as those terms are understood and defined in Rule 144 (defined below);

(e)	SEC Filings. File with the Commission in a timely manner, all reports and other documents required of Midas under either the Securities Act or the Exchange Act; and

(f)	Acquisition Options. On the Closing Date, Midas shall issue certificates representing the Acquisition Options, as set forth on Schedule 1.1(b).

Reports Under the Exchange Act

4.2
With a view to making available to the Utilipoint Shareholders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Utilipoint Shareholders to sell securities of Midas to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof (“Rule 144”), and provided that the applicable holding period imposed by Rule 144 has been met, Midas agrees to furnish to each Utilipoint Shareholder, so long as such Utilipoint Shareholder owns Midas Common Shares, promptly upon request, (i) a written statement by Midas that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Midas and such other reports and documents so filed by Midas, and (iii) such other information as may be reasonably requested to permit the Utilipoint Shareholders to sell such securities pursuant to Rule 144 without registration.

Survival

4.3	The covenants set forth in this Article shall survive the Closing for the benefit of the Utilipoint Shareholders and shall continue to survive for a period of one (1) year from the Closing Date.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
UTILIPOINT

Representations and Warranties

5.1              Utilipoint  represents and warrants in all material respects to Midas, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Utilipoint - Corporate Status and Capacity

(a)
Incorporation. Utilipoint is a corporation duly incorporated and validly existing under the laws of the State of New Mexico, and is in good standing with the office of the Secretary of State for the State of New Mexico;

(b)
Carrying on Business. Except as set forth on Schedule 5.1(b), Utilipoint carries on business primarily in the State of New Mexico and does not carry on any material business activity in any other jurisdiction within the United States, other than discrete assignments. The nature of the Utilipoint Business does not require Utilipoint to register or otherwise be qualified to carry on business in any other jurisdiction;

(c)
Corporate Capacity. Utilipoint has the corporate power, capacity and authority to own the Utilipoint Assets and to carry on the Utilipoint Business and Utilipoint has the corporate power, capacity and authority to enter into and complete this Agreement;

Utilipoint - Capitalization

(d)
Authorized Capital. The authorized capital of Utilipoint consists of 150,000 shares of common stock, of which  20,688shares are issued and outstanding, 25,000 shares of series A common stock outstanding, of which 21,253 shares are issued and outstanding and; 25,000 shares of series B common stock outstanding, of which no shares are issued and outstanding.  All of such shares of capital stock have been duly authorized and are fully paid and non-assessable.

(e)	Ownership of Utilipoint Shares. The Utilipoint Shareholders will be at Closing the registered and beneficial owner of the Utilipoint Shares, as set forth on Schedule 5.1(e);

(f)
No Option. Other than the Utilipoint Options, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the purchase, subscription or issuance of any of the unissued shares in the capital of Utilipoint;

(g)
No Restrictions. Except as set forth on Schedule 5.1(g), there are no restrictions on the transfer, sale or other disposition of Utilipoint Shares contained in the charter documents of Utilipoint or under any agreement;

Utilipoint - Records and Financial Statements

(h)
Charter Documents. The charter documents of Utilipoint have not been altered since its incorporation date, except as filed in the record books of Utilipoint, and are as set forth as exhibits to the officers certificate to be delivered at Closing pursuant to Section 9.2(c) hereof.  Utilipoint is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

(i)
Corporate Minute Books. The corporate minute books of Utilipoint are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Utilipoint which required director or shareholder approval are reflected on the corporate minute books of Utilipoint. Utilipoint is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

(j)
Utilipoint Financial Statements. The Utilipoint Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Utilipoint as of the respective dates thereof, and the results of operations and changes in financial position of Utilipoint during the periods covered thereby, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated.  Schedule 5.1(j) hereto contains a complete and accurate copy of the Utilipoint Financial Statements;

(k)
Utilipoint Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Utilipoint which are not reflected in the Utilipoint Financial Statements except those incurred in the ordinary course of business since the date of the Utilipoint Financial Statements.  Schedule 5.1 (k) contains a complete and accurate list of the Utilipoint Accounts Payable as of June 30, 2009;

(l)
Utilipoint Accounts Receivable. There are no material Utilipoint Accounts Receivable which are not reflected in the Utilipoint Financial Statements except those incurred in the ordinary course of business since the date of the Utilipoint Financial Statements.  Without limiting the generality of the foregoing, all accounts payable and liabilities of Utilipoint as of June 30, 2009 are described on Schedule 5.1 (l);

(m)	Utilipoint Bank Accounts. All of the Utilipoint Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule 5.1(m) hereto;

(n)
No Debt to Related Parties. Except as disclosed in Schedule 5.1(n) hereto, Utilipoint is not, and on Closing will not be, materially indebted to the Utilipoint Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Utilipoint or the Utilipoint Shareholders except accounts payable on account of bona fide business transactions of Utilipoint incurred in normal course of Utilipoint Business, including employment agreements with the Utilipoint Shareholders;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of Utilipoint have been made, declared or authorized since the date of the Utilipoint Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the Utilipoint Financial Statements to or on behalf of the Utilipoint Shareholders or to or on behalf of officers, directors, shareholders or employees of Utilipoint, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)	No Pension Plans. Except as otherwise disclosed, there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Utilipoint;

(r)	No Adverse Events. Since the date of the Utilipoint Financial Statements:

(i)
there has not been any material adverse change in the properties, results of operations, financial position or condition of Utilipoint, its liabilities or the Utilipoint Assets or any damage, loss or other change in circumstances materially affecting Utilipoint, the Utilipoint Business or the Utilipoint Assets or Utilipoint’s right to carry on the Utilipoint Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Utilipoint, the Utilipoint Business or the Utilipoint Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Utilipoint to the Utilipoint Shareholders or to any of Utilipoint's officers, employees or agents or any bonus, payment or arrangement made to or with any of them except in the ordinary course, or as required by written agreement;

(iv)	the Utilipoint Business has been and continues to be carried on in the ordinary course,

(v)	Utilipoint has not waived or surrendered any right of material value,

(vi)	Utilipoint has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of Ten Thousand Dollars ($10,000) individually or Thirty Thousand Dollars ($30,000) in total have been authorized or made;

Utilipoint - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of Utilipoint required by law to be filed have been filed and to the best of Utilipoint’s knowledge and belief are true, complete and correct, and any taxes payable in accordance with any return filed by Utilipoint or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Utilipoint. Utilipoint is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Utilipoint - Applicable Laws and Legal Matters

(u)
Licenses. Utilipoint holds all licenses and permits as may be requisite for carrying on the Utilipoint Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Utilipoint Business;

(v)
Applicable Laws. Utilipoint  has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Utilipoint  Business, and, to Utilipoint’s knowledge and belief, Utilipoint is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the Utilipoint’s Business;

(w)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Utilipoint, the Utilipoint Business, or any of the Utilipoint Assets, nor does Utilipoint have any knowledge of any deliberate act or omission of Utilipoint that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. Utilipoint  has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Utilipoint and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Utilipoint;

(y)
Labor Matters. Utilipoint is not a party to any collective agreement relating to the Utilipoint Business with any labor union or other association of employees and no part of the Utilipoint Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Utilipoint, has made any attempt in that regard and Utilipoint has no reason to believe that any current employees will leave Utilipoint’s employ as a result of this Merger;

(z)
Finder's Fees. Utilipoint is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Utilipoint and the Utilipoint Shareholders;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of Utilipoint or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Utilipoint is a party,

(ii)
except as provided in, contemplated by, or set forth in the PPM or Subscription Agreements, give any person any right to terminate or cancel any agreement including, without limitation, Utilipoint Material Contracts, or any right or rights enjoyed by Utilipoint,

(iii)
except as provided in, contemplated by, or set forth in the PPM or Subscription  Agreements, result in any material alteration of Utilipoint’s obligations under any agreement to which Utilipoint is a party including, without limitation, the Utilipoint Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Utilipoint,

(v)	result in the imposition of any tax liability to Utilipoint relating to Utilipoint Assets or the Utilipoint Shares, or

(vi)	violate any court order or decree to which Utilipoint is subject;

Utilipoint Assets - Ownership and Condition

(cc)
No Option. Except as provided in, contemplated by, or set forth in the PPM,  no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Utilipoint Assets;

(dd)
Utilipoint Material Contracts. Except as provided in, contemplated by, or set forth in the PPM or Subscription Agreements, the Utilipoint Material Contracts constitute all of the material contracts of Utilipoint.  Schedule 5.1(dd) contains a complete and accurate list of all Utilipoint Material Contracts;

(ee)
Business Assets. The Utilipoint Assets comprise all of the property and assets of the Utilipoint Business, and neither the Utilipoint Shareholders nor any other person, firm or corporation owns any assets used by Utilipoint in operating the Utilipoint Business, whether under a lease, rental agreement or other arrangement;

(ff)
Title. Utilipoint is the legal and beneficial owner of the Utilipoint Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, except as disclosed in Schedules 5.1(ff) hereto;

(gg)
Utilipoint Insurance Policies. Utilipoint maintains the public liability insurance and insurance against loss or damage to the Utilipoint Assets and the Utilipoint Business as described in Schedule 5.1(gg) hereto;

(hh)
No Default. There has not been any default in any material obligation of Utilipoint or any other party to be performed under any of the Utilipoint Material Contracts, each of which is in good standing and in full force and effect and unamended, and Utilipoint is not aware of any default in the obligations of any other party to any of the Utilipoint Material Contracts;

(ii)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Utilipoint.  Utilipoint is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Utilipoint Assets - Utilipoint Equipment

(jj)
Utilipoint Equipment. The Utilipoint Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition, reasonable wear and tear excepted;

Utilipoint Assets - Utilipoint Goodwill and Other Assets

(kk)
Utilipoint Goodwill. Utilipoint carries on the Utilipoint Business only under the name "Utilipoint International, Inc.” and variations thereof and under no other business or trade names. Utilipoint does not have any knowledge of any infringement by Utilipoint of any patent, trademark, copyright or trade secret;

The Business of Utilipoint

(ll)
Maintenance of Business. Since the date of the Utilipoint Financial Statements, the Utilipoint Business has been carried on in the ordinary course, and Utilipoint has not entered into any material agreement or commitment except in the ordinary course or as provided in, contemplated by, or set forth in the PPM; and

(mm)	Subsidiaries. Other Utilipoint does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2              The representations and warranties of Utilipoint contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Midas  the representations and warranties of Utilipoint shall survive the Closing for a period of two (2) years.

Indemnity

5.3              Utilipoint agrees to indemnify and save harmless Midas from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Utilipoint to defend any such claim), resulting from the breach by Utilipoint of any representation or warranty of Utilipoint made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Utilipoint to Midas hereunder.  Legal fees and other costs of defending and prosecuting this action shall be borne by Utilipoint.

ARTICLE 6
COVENANTS OF UTILIPOINT

Covenants

6.1              Utilipoint covenants and agrees with Midas that it will:

(a)
Conduct of Business. Until the Closing, conduct the Utilipoint Business diligently and in the ordinary course consistent with the manner in which the Utilipoint Business generally has been operated up to the date of execution of this Agreement;

(b)
Access. Until the Closing, give Midas and its representatives full access to all of the properties, books, contracts, commitments and records of Utilipoint relating to Utilipoint, the Utilipoint Business and the Utilipoint Assets, and furnish to Midas and its representatives all such information as they may reasonably request;

(c)	Preservation of Business. Until the Closing, use its best efforts to preserve the Utilipoint Business and the Utilipoint Assets;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Utilipoint Assets, including the Utilipoint Material Contracts;

(e)	Procure Unanimous Shareholder Approval. Take all steps necessary to obtain the approval of this Agreement and the transactions contemplated hereby by all of the holders of Utilipoint Shares; and

(f)
Reporting and Internal Controls. From and after the Effective Time, forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company complies with Section 13(b)(2) of the Exchange Act.

Authorization

6.2              Utilipoint hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Utilipoint to release any and all information in their possession respecting Utilipoint to Midas.  Utilipoint shall promptly execute and deliver to Midas any and all consents to the release of information and specific authorizations which Midas requires to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Midas.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Midas

7.1              Midas’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment (or waiver by Midas) of each of the following conditions precedent on or before the Closing:

(a)
all documents or copies of documents and securities issuances and wire transfers required to be executed and delivered to Midas as set forth in Article 9 hereof will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Utilipoint at or prior to the Closing will have been complied with or performed;

(c)	the Certificates of Merger shall be executed by Utilipoint in form acceptable for filing with Secretary of State of New Mexico;

(d)	subject to Article 8 hereof, there will not have occurred:

(i)
any material adverse change in the financial position or condition of Utilipoint, its liabilities or the Utilipoint Assets or any damage, loss or other change in circumstances materially and adversely affecting the Utilipoint Business or the Utilipoint Assets or Utilipoint’s right to carry on the Utilipoint  Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Utilipoint or the Utilipoint Business (whether or not covered by insurance) materially and adversely affecting Utilipoint, the Utilipoint  Business or the Utilipoint Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(f)	all representations and warranties of Utilipoint contained herein shall be true and correct as of the Closing Date.

Waiver by Midas

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Midas  and any such condition may be waived in whole or in part by Midas at or prior to Closing by delivering to Utilipoint a written waiver to that effect signed by Midas. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Midas shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of Utilipoint

7.3              The obligations of Utilipoint to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Utilipoint or the Utilipoint Shareholders hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Midas or the Acquirer at or prior to the Closing shall have been complied with or performed;

(c)
Midas shall have delivered an irrevocable instruction letter to the transfer agent to issue the Acquisition Shares to be issued pursuant to the terms of the Merger to the Utilipoint Shareholders and the Acquisition Shares will be registered on the books of Midas in the name of the Utilipoint Shareholders at the Effective Time;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	the Certificates of Merger shall be executed by the Acquirer in form acceptable for filing with the Secretary of State of New Mexico;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Midas, its subsidiaries, their assets or liabilities or any damage, loss or other change in circumstances materially and adversely affecting Midas or the Midas Business or Midas’s right to carry on the Midas Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Midas or the Midas Business (whether or not covered by insurance) materially and adversely affecting Midas, its subsidiaries or its assets;

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(h)	all representations and warranties of Midas and the Acquirer contained herein shall be true and correct as of the Closing Date.

Waiver by Utilipoint

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Utilipoint and any such condition may be waived in whole or in part by Utilipoint at or prior to the Closing by delivering to Midas a written waiver to that effect signed by Utilipoint.  In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing Utilipoint shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article 7 are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article 7.

Confidentiality

7.6              Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Utilipoint and Midas and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Midas may be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Midas’s filings with the Commission.

No-Shop Provision

7.7              From the date hereof until the close of business on August 17, 2009, the parties hereto agree that they shall not, nor will they cause their directors, officers, employees, agents and representatives to, directly or indirectly, solicit or entertain offers from, hold meetings or discussions with, or in any manner encourage, accept or consider any proposal of, any other person relating to the acquisition of Utilipoint, shares of Utilipoint’s capital stock, securities convertible into or exchangeable for shares of Utilipoint’s capital stock, or Utilipoint’s assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, original issuance, or otherwise.  Utilipoint and the Utilipoint Shareholders will immediately notify Midas in writing regarding any such contact from the date hereof until the first to occur of the Closing and the close of business on August 17, 2009.

ARTICLE 8
RISK

Material Change in the Business of Utilipoint

8.1              If any material loss or damage to the Utilipoint Business occurs prior to Closing and such loss or damage, in Midas’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Midas  shall, within two (2) days following any such loss or damage, by notice in writing to Utilipoint, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Midas’s obligations to carry out the transactions contemplated hereby, be vested in Utilipoint or otherwise adequately secured to the satisfaction of Midas on or before the Closing Date.

Material Change in the Midas Business

8.2              If any material loss or damage to the Midas Business occurs prior to Closing and such loss or damage, in Utilipoint's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Utilipoint shall, within two (2) days following any such loss or damage, by notice in writing to Midas, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Utilipoint’s obligations to carry out the transactions contemplated hereby, be vested in Midas or otherwise adequately secured to the satisfaction of Utilipoint on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed on or before August 17, 2009, in accordance with the closing procedure set out in this Article 9.

Documents to be Delivered by Utilipoint

9.2              On or before the Closing, Utilipoint will deliver or cause to be delivered to Midas:

(a)	an executed copy of this Agreement;

(b)
all reasonable consents or approvals required to be obtained by Utilipoint for the purposes of completing the Merger and preserving and maintaining the interests of Utilipoint under any and all Utilipoint Material Contracts and in relation to Utilipoint Assets;

(c)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the all of the shareholders and directors of Utilipoint as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgment from Utilipoint of the satisfaction of the conditions precedent set forth in Section 7.3;

(e)
financial statements of Utilipoint for the years ended December 31, 2007 and 2008 and as of such dates, audited by a PCAOB certified auditor and for the six months ended June 30, 2009, reviewed by a PCAOB certified auditor; and

(f)	such other documents as Midas reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Midas

9.3              On or before the Closing, Midas and the Acquirer shall deliver or cause to be delivered to Utilipoint:

(a)	an executed copy of this Agreement;

(b)	an irrevocable instruction letter to the transfer agent to issue share certificates representing the Acquisition Shares duly registered in the names of the Utilipoint Shareholders;

(c)
an officers certificate containing articles, bylaws, and certified copies of such resolutions of the directors of Midas and the Acquirer as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from Midas of the satisfaction of the conditions precedent set forth in Section 7.1 hereof; and

(e)	such other documents as Utilipoint may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

General

10.1              Forthwith after the Closing, Midas and Utilipoint agree to use all their best efforts to:

(a)	file the Certificates of Merger with the Secretary of State of New Mexico; and

(b)	issue a news release reasonably acceptable to each party reporting the Closing; and

(c)
file a Form 8-K with the Commission disclosing the terms of this Agreement which includes audited financial statements of Utilipoint as well as pro forma financial information of Utilipoint and Midas as required by Regulation S-X as promulgated by the Commission.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1              The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within thirty (30) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration.

              Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement shall be settled by binding arbitration by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association and governed by the laws of the State of Delaware (without regard to the choice-of-law rules or principles of that jurisdiction).  Judgment upon the award may be entered in any court located in the State of New York, and all the parties hereto hereby expressly waive any objections or defense based upon lack of personal jurisdiction.

              Each of the plaintiff and defendant party to the arbitration shall select one (1) arbitrator (or where multiple plaintiffs and/or defendants exist, one (1) arbitrator shall be chosen collectively by such parties comprising the plaintiffs and one (1) arbitrator shall be chosen collectively by those parties comprising the defendants) and then the two (2) arbitrators shall mutually agree upon the third arbitrator.  Where no agreement can be reached on the selection of either a third arbitrator or an arbitrator to be named by either a group of plaintiffs or a group of defendants, any implicated party may apply to a judge of the courts of the State of New York, to name an arbitrator.    Process in any such action or proceeding may be served on any party anywhere in the world.

Indemnification Provisions

11.2           Notice to Indemnifying Party.  If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 3.3 or Section 5.3 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee’s receipt of such notice.  Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the losses that have been or may be sustained by the Indemnitee.  The Indemnifying Party may, subject to the other provisions of this Section 11.2, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim.  If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability.  The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto.  The Indemnifying Party shall have the right to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder.  All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party.  The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party.   If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

Notice

11.3              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid  certified or registered mail, or Facsimile. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by Facsimile shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.4              The address for service of notice of each of the parties hereto is as follows:

(a)	Midas or the Acquirer:

Midas Medici Group Holdings, Inc.
445 Park Avenue
New York, NY 10022
Attn:  Nana Baffour, Chief Executive Officer
Phone:  (212) 792-0920
Fax: (212) 202-4168

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Attn:  Thomas A. Rose, Esq.
Phone:  (212) 930-9700
Telecopier:  (212) 930-9725

(b)	Utilipoint:

Utilipoint, Inc.
6000 Uptown Blvd., Suite 314
Albuquerque, NM 87110
Attn:  David Steele, President
Phone: (505) 244-7612
Facsimile: (505) 244-7658

With a copy to:

Williams Williams Rattner & Plunkett, P.C.
380 North Old Woodward Avenue
Birmingham, MI 48009
Attn:  Michael W. Benoit, Esq.
Phone:  (248) 642-0333
Telecopier:  (248) 642-0856

Change of Address

11.5              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.6              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.7              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.8              The provisions contained herein constitute the entire agreement among Utilipoint, the Acquirer and Midas, respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Utilipoint, the Acquirer and Midas with respect to the subject matter hereof.

Enurement

11.9              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.10              This Agreement is not assignable without the prior written consent of the parties hereto.

Expenses

11.11               Each party agrees to pay, without right of reimbursement from any other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation; notwithstanding anything to the contrary herein.

Counterparts

11.12              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by Facsimile will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.13            This Agreement and all issues arising out of or relating to this Agreement will be governed by and construed solely and exclusively under the laws  of the State of New York as applied to agreements among New York residents and entered into and to be performed entirely within New York. .

Termination

11.14           This Agreement may only be terminated at any time prior to the Closing Date:

(a)           upon mutual written consent authorized by the Board of Directors of Midas and Utilipoint; or

(b)           by either Midas or Utilipoint if the Closing shall not have been consummated by the close of business on August 17, 2009.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MIDAS MEDICI GROUP HOLDINGS, INC.

By:	/s/ Nana Baffour
Nana Baffour, Chief Executive Officer

UTILIPOINT ACQUISITION CO.

By:	/s/ Nana Baffour
Nana Baffour, Chief Executive Officer

UTILIPOINT INTERNATIONAL, INC.

By:	/s/ Robert C. Bellemare
Robert C. Bellemare, Chief Operating Officer